Q4 & FY 2014 Earnings Conference Call and Webcast September 9, 2014 Exhibit 99.2

2 Note: All of the financial information presented herein is unaudited. Cautionary Statement Regarding Forward-Looking Statements Certain statements contained in this presentation are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent 10-K and 10-Q filings. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this presentation and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, our ability to retain employees with specialized knowledge, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, our ability to refinance or replace our existing credit facility upon its expiration, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of third parties’ securities and other investment vehicles in which we have invested our assets, as well as other risks described in this report and other factors described from time to time in our filings with the SEC.

• Farmer Brothers Recent History & Accomplishments • Financial Overview for Q4 and FY 2014 • Business & Strategy • Question & Answers 3 Agenda

Recent History & Accomplishments

5 A leading manufacturer, wholesaler, and distributor of coffee, tea, and culinary products • Founded in 1912 • Today we are a leading national roaster, manufacturer, wholesaler and distributor of high-quality branded and private label coffees, teas, spices and culinary products Differentiated business model • One of the most complete local, regional, and national DSD networks in the coffee industry • Production capabilities at all three quality tiers – value, premium & specialty • Substantial knowledge of coffee sourcing, procurement, roasting, and blending. Experienced and motivated management team • Significant experience across consumer branded, packaged good, and beverage companies Industry Leadership Farmer Brothers Overview FY 2014 Net Sales $528MM

6 • Integration of Acquisitions Completed • Attracted National Customers • Aligned Company on One ERP Platform • Built an Experienced Management Team • Enhanced Specialty Coffee Capabilities • Focused on Supply Chain Rationalization • Broadened Hedging Program • Added New Capabilities – i.e. National Account Sales and Sustainability • Improved R&D and Product Innovation • Expanded Industry Leadership Recent Accomplishments

7 Nationwide Distribution Network  6 distribution centers and 111 branch warehouses Manufacturing Facility Distribution Center Branch Location

TORRANCE HOUSTON PORTLAND 8 coffee, spices coffee, tea coffee Production Capabilities

9 Connections at Origin National DSD Market Insights Innovation Lab Sustainability Programs R&D & Product Quality Dedicated Account Management National Customers Price-Risk Management Industry Leadership Developing Model to Win New Customers

10 Name Title Prior Experience Mike Keown President and Chief Executive Officer Mark Nelson Treasure and Chief Financial Officer Tom Mortensen Senior VP of Route Sales Scott Siers Senior VP of National Account Sales Pat Quiggle VP, Human Resources Tom Mattei VP, Corporate Counsel Gerard Bastiaanse VP, Marketing Experienced Management Team Note: The marks displayed above are the properties of these companies. Use in this presentation does not imply endorsement of this presentation.

• Specialty Coffee Association of America • Coffee Quality Institute • Cup of Excellence/Alliance for Coffee Excellence • International Society of Sustainability Professionals • Roasters Guild • Pacific Coast Coffee Association • World Coffee Research • Charitable Support Industry Leadership 11 The marks displayed above are the properties of those organizations.

• Since fiscal 2011, we have delivered improving financial results – Consistent Revenue Growth – Marked Underlying Volume Growth – Rebounding Net Income – FY 2014 is our most profitable year in over a decade Improved Overall Financial Results 12 $ in millions ($52.0) ($26.6) ($8.5) $12.1 Net Income/(Loss) Net Sales

Financial Overview

14 CBI acquisition – April 2007; Sara Lee DSD acquisition – February 2009 Fiscal Year end June 30 Consistent Revenue Growth Acquisition of CBI In millions Acquisition of CBI Acquisition of Sara Lee DSD $451 $464 $499 $514 $528 $342 $266 $216

15 Fiscal Quarter ended June 30 Q4 Financial Performance (FY 2012 – FY 2014)

16 FY 2014 Financial Performance (FY 2012 – FY 2014)

17 * In addition to net income (loss) determined in accordance with GAAP, we use certain non-GAAP financial measures, including “Adjusted EBITDA” and “Adjusted EBITDA Margin” in assessing our operating performance. We believe these non-GAAP financial measures serve as appropriate measures to be used in evaluating the performance of our business. Adjusted EBITDA and Adjusted EBITDA Margin as defined by us may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as substitutes for other measures prepared in accordance with GAAP. Please refer to our earnings release and associated 8-K filing for additional disclosure relating to these non-GAAP financial measures. Solid Adjusted EBITDA* Growth

18 Stronger Balance Sheet Numbers presented are rounded Inventory – recorded under LIFO methodology PP&E – includes 55 owned properties

Business & Strategy

Strategy #3: Develop Asset Strategy and Attack Costs Strategy #2: Create Strategic Partnerships 20 Strategy #1: Grow the Street Business Farmer Brothers’ Strategy Strategy #6: Increase Product Penetration Strategy #5: Drive High Growth Categories Strategy #7: Grow Profit in National Accounts Strategy #4: Improve and Align Employee and Corporate Capabilities

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